UiPath Reports Third Quarter Fiscal 2026 Financial Results
Revenue of $411 million increased 16 percent year-over-year
ARR of $1.782 billion increased 11 percent year-over-year
GAAP operating income of $13 million and non-GAAP operating income of $88 million
NEW YORK, NY – December 3, 2025 – UiPath, Inc. (NYSE: PATH), a global leader in agentic automation, today announced financial results for its third quarter fiscal 2026 ended October 31, 2025.
“I am pleased with our third quarter results delivering ARR of $1.782 billion, up 11 percent year-over-year, a testament to the team’s focus, consistent execution, and the momentum we're seeing as customers scale agentic automation across the enterprise,” said Daniel Dines, UiPath Founder and Chief Executive Officer. “Enterprises are accelerating their AI and automation strategies, and they’re looking for a unified platform rather than standalone tools. Our ability to bring deterministic automation, agentic automation, and orchestration together in one trusted, governed system is a true differentiator. It’s delivering meaningful outcomes for customers and positions us well as we close out the year.”
Third Quarter Fiscal 2026 Financial Highlights
•Revenue of $411 million increased 16 percent year-over-year.
•ARR of $1.782 billion as of October 31, 2025 increased 11 percent year-over-year.
•Net new ARR of $59 million.
•Dollar based net retention rate of 107 percent.
•GAAP gross margin was 83 percent.
•Non-GAAP gross margin was 85 percent.
•GAAP operating income was $13 million.
•Non-GAAP operating income was $88 million.
•Net cash flow from operations was $28 million.
•Non-GAAP adjusted free cash flow was $28 million.
•Cash, cash equivalents, and marketable securities were $1.52 billion as of October 31, 2025.
“We delivered solid third quarter results, exceeding guidance across the board and achieving our first GAAP profitable third quarter,” said Ashim Gupta, UiPath Chief Operating Officer and Chief Financial Officer. “The progress we’ve made in strengthening our operating rhythm and execution is showing up in our results, and we feel well positioned as we head into the end of the year.”
Financial Outlook
For the fourth quarter fiscal 2026, UiPath expects:
•Revenue in the range of $462 million to $467 million
•ARR in the range of $1.844 billion to $1.849 billion as of January 31, 2026
•Non-GAAP operating income of approximately $140 million
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Recent Business Highlights
•Announced New UiPath Platform™ Capabilities: At FUSION, UiPath introduced new capabilities in the UiPath Platform for Agentic Automation & Orchestration, including pre-built agentic solutions and orchestration capabilities for specific use cases and industries; new tools for building and testing agents and automations; and an expansion of the platform’s built-in security and governance, creating a powerful solution that enables organizations to deploy rapid agentic automation to accelerate ROI and time-to-value, simplifying deployment across all stages of agent-building, automation, orchestration, and workflow automation.
•Integration with Microsoft Azure AI Foundry: UiPath announced an integration with Microsoft Azure AI Foundry, enabling customers to automate end-to-end processes using UiPath agents interacting with Azure AI Foundry agents and models. The use of a Model Context Protocol (MCP) extends the native, bi-directional integrations with Microsoft 365 Copilot and Microsoft Copilot Studio, allowing UiPath Maestro to deploy and scale end-to-end orchestrated workflows across Microsoft or UiPath agents. This gives process owners and analysts the trust, transparency, and governance needed to deploy AI agents in real-world enterprise workflows and realize business value faster.
•Announced Collaboration with OpenAI: UiPath announced a collaboration with OpenAI to build a ChatGPT connector that integrates OpenAI frontier models with enterprise customer workflows, powered by UiPath enterprise orchestration, accelerating time to value and ROI from their agentic AI efforts. UiPath’s best-in-class agentic automation capabilities, OpenAI models, and OpenAI APIs will simplify AI agent development and deployment, allowing users to focus on business goals rather than complexities of the underlying infrastructure and enable process owners to build trust in their AI agents.
•Launched UiPath Conversational Agent with Google’s Gemini Models: UiPath launched the UiPath Conversational Agent with voice interaction enabled by Google’s Gemini models. UiPath customers can now build agentic automation into business processes quickly and seamlessly without the need for complex coding and manual effort.
•Announced Collaboration with NVIDIA: UiPath announced a collaboration with NVIDIA to help enterprise customers fortify their existing automated workflows with AI capabilities in high-trust scenarios, such as fraud detection or care management in healthcare. Combining UiPath’s agentic automation expertise with open NVIDIA Nemotron models with NVIDIA NIM empowers organizations to quickly and easily deploy the enterprise-ready AI models as microservices— such as natural language processing, image understanding, and predictive analytics— to accelerate agentic AI adoption and automation for those sensitive workflows efficiently, accurately, and at scale.
•Partnered with Snowflake for Agent-driven Data Insights: UiPath announced a partnership with Snowflake, uniting the UiPath Platform™ for agentic automation with Snowflake Cortex AI, empowering businesses to quickly turn data insights into faster and smarter autonomous actions. The combination of UiPath’s Agentic Automation Platform and Snowflake’s Cortex AI Agents integrates best-in-class enterprise-grade automation with one of the leading modern data platforms. The integration expands the ability of UiPath Maestro to orchestrate low-code, no-code, and other specialized agents.
•UiPath Named a Leader and Star Performer in the Everest Group Intelligent Process Automation Platform (IPAP) and Full Suite IPAP PEAK Matrix® Assessment 2025: UiPath was named a Leader and Star Performer in the Everest Group Intelligent Process Automation Platform (IPAP) and Full Suite IPAP Peak Matrix® Assessment 2025, recognized for market impact, product vision, and capability.
•UiPath Positioned as a Leader in the Gartner® Inaugural Magic Quadrant™ for Intelligent Document Processing1: UiPath was positioned as a Leader in the inaugural Gartner® Magic

Quadrant™ for Intelligent Document Processing (IDP)1. We believe this recognition reflects UiPath’s market-leading vision and the ability to deliver on that vision with its core IDP offerings.
•UiPath Recognized as a Leader in the Gartner® Magic Quadrant™ for AI-Augmented Software Testing Tools2: UiPath was positioned as a Leader in the Gartner® Magic Quadrant™ for AI-Augmented Software Testing Tools2. We believe this recognition highlights the growth and criticality of technologies for agentic testing to ensure software quality, productivity, and market responsiveness.
•UiPath Platform™ Named to TIME Magazine’s “Best Inventions of 2025”: UiPath announced the UiPath Platform™ was named one of TIME’s Best Inventions of 2025, an annual list recognizing the world’s most groundbreaking inventions making a difference and redefining how we live.
•Launched Automation Cloud in UAE: UiPath announced an integration with Microsoft Azure. This new cloud-based enterprise SaaS solution enables private and public sector organizations in UAE to strategically position their infrastructure, applications, and data, while complying with local data residency regulations as they scale up Agentic AI adoption.
•Achieved ISO 42001 Certification for AI Adoption & Deployment: UiPath announced UiPath Platform™ certification for the ISO/IEC 42001:2023, the world’s first international standard for Artificial Intelligence Management Systems (AIMS) governing how AI technologies are designed, developed, deployed, and continuously improved, reinforcing the built-in governance in the platform to safeguard data, reduce risk, and help organizations adopt and scale agentic automation.
•Announced UiPath is a Founding Contributor to AIUC-1, Joining AIUC in Promoting Security Standards for Enterprise AI Adoption: UiPath announced it has become a founding technical contributor to AIUC-1, the leading security framework for AI agent adoption in the enterprise, to reinforce the framework to ensure high levels of security and trust for enterprises looking to adopt agents into their everyday business-critical processes and workflows.

Conference Call and Webcast
UiPath will host a conference call today, Wednesday, December 3, 2025, at 5:00 p.m. Eastern Time, to discuss the Company's third quarter fiscal 2026 financial results and its guidance for the fourth quarter fiscal 2026. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13756820. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.
Gartner Disclaimer
1Gartner, Magic Quadrant for Intelligent Document Processing Solutions, By Shubhangi Vashisth etc. al, 3 September 2025

2Gartner, Magic Quadrant for AI-Augmented Software Testing Tools, By Joachim Herschmann, Sushant Singhal, Ross Power, C.A. Swan, 6 October 2025

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About UiPath
UiPath (NYSE: PATH) is a global leader in agentic automation, empowering enterprises to harness the full potential of AI agents to autonomously execute and optimize complex business processes. The UiPath Platform™ uniquely combines controlled agency, developer flexibility, and seamless integration to help organizations scale agentic automation safely and confidently. Committed to security, governance, and interoperability, UiPath supports enterprises as they transition into a future where automation delivers on the full potential of AI to transform industries. For more information, visit www.uipath.com.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “projects,” “outlook,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding: our financial guidance for the fourth fiscal quarter 2026; our ability to drive and accelerate future growth and operational efficiency and grow our platform, product offerings, and market opportunity; our business strategy; plans and objectives of management for future operations; the estimated addressable market opportunity for our platform and the growth of the enterprise automation market; the success of our platform and new releases including the incorporation of AI; the success of our collaborations with third parties; our customers’ behaviors and potential automation spend; and details of UiPath’s stock repurchase program. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our expectations regarding our revenue, annualized renewal run-rate (ARR), expenses, and other operating results; our ability to effectively manage our growth and achieve or sustain profitability; our ability to acquire new customers and successfully retain existing customers; the ability of the UiPath Platform™ to satisfy and adapt to customer demands and our ability to increase its adoption; our ability to grow our platform and release new functionality in a timely manner; future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements; the costs and success of our marketing efforts and our ability to evolve and enhance our brand; our growth strategies; the estimated addressable market opportunity for our platform and for automation in general; our reliance on key personnel and our ability to attract, integrate, and retain highly-qualified personnel and execute management transitions; our ability to obtain, maintain, and enforce our intellectual property rights and any costs associated therewith; the effect of significant events with macroeconomic impacts, including but not limited to military conflicts and other changes in geopolitical relationships and inflationary cost trends, on our business, industry, and the global economy; our reliance on third-party providers of cloud-based infrastructure; our ability to compete effectively with existing competitors and new market entrants, including new, potentially disruptive technologies; the size and growth rates of the markets in which we compete; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance and other forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 filed with the United States Securities and Exchange Commission (SEC) on March 24, 2025, and other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is the key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support. ARR also does not reflect nonrecurring rebates payable to partners (upon establishing sufficient history of their nonrecurring nature), the impact of nonrecurring incentives (such as one-time discounts provided under sales promotional programs), and any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for certain reserves (for example those for credit losses or disputed amounts). ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which is impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income and margin, and non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock;
•change in fair value of contingent consideration; and
•in the case of non-GAAP net income, release of valuation allowance on deferred tax assets and estimated tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors by excluding the effects of items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this earnings press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenue:
Licenses	$150,043	$137,174	$390,490	$389,553
Subscription services	247,573	206,922	703,239	586,726
Professional services and other	13,497	10,557	35,736	29,739
Total revenue	411,113	354,653	1,129,465	1,006,018
Cost of revenue:
Licenses	1,311	2,340	3,779	7,334
Subscription services	40,121	43,487	116,818	123,770
Professional services and other	27,380	17,936	76,452	51,304
Total cost of revenue	68,812	63,763	197,049	182,408
Gross profit	342,301	290,890	932,416	823,610
Operating expenses:
Sales and marketing	179,186	187,188	505,150	561,657
Research and development	96,869	96,976	290,049	281,012
General and administrative	53,175	50,090	160,743	177,119
Total operating expenses	329,230	334,254	955,942	1,019,788
Operating income (loss)	13,071	(43,364)	(23,526)	(196,178)
Interest income	11,701	10,055	36,353	37,255
Other (expense) income, net	(180)	7,810	(4,636)	26,199
Income (loss) before income taxes	24,592	(25,499)	8,191	(132,724)
Benefit from income taxes	(174,247)	(14,844)	(169,677)	(7,236)
Net income (loss)	$198,839	$(10,655)	$177,868	$(125,488)
Net income (loss) per share, basic	$0.37	$(0.02)	$0.33	$(0.22)
Net income (loss) per share, diluted	$0.37	$(0.02)	$0.33	$(0.22)
Weighted-average shares used in computing net income (loss) per share, basic	532,255	551,036	538,854	562,950
Weighted-average shares used in computing net income (loss) per share, diluted	539,018	551,036	544,718	562,950

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of
	October 31, 2025	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$743,660	$879,196
Restricted cash	438	438
Marketable securities	654,526	750,322
Accounts receivable, net of allowance for credit losses of $4,291 and $1,642, respectively	366,757	451,131
Contract assets	129,335	88,735
Deferred contract acquisition costs	86,499	82,461
Prepaid expenses and other current assets	112,128	86,276
Total current assets	2,093,343	2,338,559
Marketable securities, non-current	121,609	94,113
Contract assets, non-current	4,701	3,447
Deferred contract acquisition costs, non-current	137,775	139,341
Property and equipment, net	44,604	32,740
Operating lease right-of-use assets	65,166	66,500
Intangible assets, net	21,583	7,905
Goodwill	120,625	87,304
Deferred tax assets	212,999	27,963
Other assets, non-current	73,571	67,398
Total assets	$2,895,976	$2,865,270

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$14,280	$33,178
Accrued expenses and other current liabilities	151,871	83,923
Accrued compensation and employee benefits	88,551	112,355
Deferred revenue	533,998	569,464
Total current liabilities	788,700	798,920
Deferred revenue, non-current	99,155	135,843
Operating lease liabilities, non-current	72,016	74,230
Other liabilities, non-current	11,488	10,515
Total liabilities	971,359	1,019,508
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Treasury stock	(824,329)	(494,779)
Additional paid-in capital	4,531,257	4,333,300
Accumulated other comprehensive income (loss)	27,690	(4,890)
Accumulated deficit	(1,810,007)	(1,987,875)
Total stockholders’ equity	1,924,617	1,845,762
Total liabilities and stockholders’ equity	$2,895,976	$2,865,270

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)

	Nine Months Ended October 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$177,868	$(125,488)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,996	14,017
Amortization of deferred contract acquisition costs	71,096	62,951
Net accretion on marketable securities	(9,047)	(26,552)
Stock-based compensation expense	225,842	270,520
Charitable donation of Class A common stock	4,187	6,564
Non-cash operating lease expense	12,904	11,762
Benefit from deferred income taxes	(187,310)	(20,773)
Credit loss expense	4,591	1,765
Other non-cash charges (credits), net	6,137	(1,822)
Changes in operating assets and liabilities:
Accounts receivable	93,457	98,062
Contract assets	(37,146)	(32,179)
Deferred contract acquisition costs	(65,617)	(59,657)
Prepaid expenses and other assets	(10,378)	10,228
Accounts payable	(17,401)	14,954
Accrued expenses and other liabilities	36,027	11,230
Accrued compensation and employee benefits	(28,846)	(48,587)
Operating lease liabilities, net	(7,452)	(10,750)
Deferred revenue	(92,048)	(1,762)
Net cash provided by operating activities	188,860	174,483
Cash flows from investing activities
Purchases of marketable securities	(507,239)	(1,162,243)
Maturities of marketable securities	585,081	1,176,776
Purchases of property and equipment	(15,996)	(7,531)
Payments related to business acquisition, net of cash acquired	(24,821)	—
Other investing, net	(16,839)	(35,809)
Net cash provided by (used in) investing activities	20,186	(28,807)
Cash flows from financing activities
Repurchases of Class A common stock	(329,101)	(381,403)
Proceeds from exercise of stock options	967	934
Payments of tax withholdings on settlement of equity awards	(41,703)	(60,384)
Proceeds from employee stock purchase plan contributions	11,864	12,893
Payment of deferred consideration related to business acquisition	—	(5,570)
Net cash used in financing activities	(357,973)	(433,530)
Effect of exchange rate changes	13,391	(194)
Net decrease in cash, cash equivalents, and restricted cash	(135,536)	(288,048)
Cash, cash equivalents, and restricted cash - beginning of period	879,634	1,062,116
Cash, cash equivalents, and restricted cash - end of period	$744,098	$774,068

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
GAAP cost of licenses	$1,311	$2,340	$3,779	$7,334
Less: Amortization of acquired intangible assets	251	822	742	2,485
Non-GAAP cost of licenses	$1,060	$1,518	$3,037	$4,849

GAAP cost of subscription services	$40,121	$43,487	$116,818	$123,770
Less: Stock-based compensation expense	3,317	5,041	10,873	14,601
Less: Amortization of acquired intangible assets	923	602	2,529	1,790
Less: Employer payroll tax expense related to employee equity transactions	41	46	182	291
Less: Restructuring costs	—	7	585	325
Non-GAAP cost of subscription services	$35,840	$37,791	$102,649	$106,763

GAAP cost of professional services and other	$27,380	$17,936	$76,452	$51,304
Less: Stock-based compensation expense	2,359	2,953	7,445	8,438
Less: Employer payroll tax expense related to employee equity transactions	22	24	83	117
Less: Restructuring costs	—	(21)	18	105
Non-GAAP cost of professional services and other	$24,999	$14,980	$68,906	$42,644

GAAP gross profit	$342,301	$290,890	$932,416	$823,610
GAAP gross margin	83%	82%	83%	82%
Plus: Stock-based compensation expense	5,676	7,994	18,318	23,039
Plus: Amortization of acquired intangible assets	1,174	1,424	3,271	4,275
Plus: Employer payroll tax expense related to employee equity transactions	63	70	265	408
Plus: Restructuring costs	—	(14)	603	430
Non-GAAP gross profit	$349,214	$300,364	$954,873	$851,762
Non-GAAP gross margin	85%	85%	85%	85%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Income (Loss) and Margin to Non-GAAP Operating Expenses, Income and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
GAAP sales and marketing	$179,186	$187,188	$505,150	$561,657
Less: Stock-based compensation expense	21,589	32,688	68,577	106,377
Less: Amortization of acquired intangible assets	1,045	307	2,548	1,157
Less: Employer payroll tax expense related to employee equity transactions	289	356	1,140	2,156
Less: Restructuring costs	—	1,956	2,524	9,927
Non-GAAP sales and marketing	$156,263	$151,881	$430,361	$442,040

GAAP research and development	$96,869	$96,976	$290,049	$281,012
Less: Stock-based compensation expense	32,249	34,211	102,931	96,007
Less: Employer payroll tax expense related to employee equity transactions	344	237	1,184	1,155
Less: Restructuring costs	—	187	(52)	1,868
Non-GAAP research and development	$64,276	$62,341	$185,986	$181,982

GAAP general and administrative	$53,175	$50,090	$160,743	$177,119
Less: Stock-based compensation expense	11,961	12,595	36,016	45,097
Less: Amortization of acquired intangible assets	31	39	93	117
Less: Employer payroll tax expense related to employee equity transactions	207	124	474	714
Less: Restructuring costs	—	911	1,332	3,427
Less: Charitable donation of Class A common stock	—	—	4,187	6,564
Less: Change in fair value of contingent consideration	79	—	(198)	—
Non-GAAP general and administrative	$40,897	$36,421	$118,839	$121,200

GAAP operating income (loss)	$13,071	$(43,364)	$(23,526)	$(196,178)
GAAP operating margin	3%	(12)%	(2)%	(20)%
Plus: Stock-based compensation expense	71,475	87,488	225,842	270,520
Plus: Amortization of acquired intangible assets	2,250	1,770	5,912	5,549
Plus: Employer payroll tax expense related to employee equity transactions	903	787	3,063	4,433
Plus: Restructuring costs	—	3,040	4,407	15,652
Plus: Charitable donation of Class A common stock	—	—	4,187	6,564
Plus: Change in fair value of contingent consideration	79	—	(198)	—
Non-GAAP operating income	$87,778	$49,721	$219,687	$106,540
Non-GAAP operating margin	21%	14%	19%	11%

UiPath, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Net Income (Loss) Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
GAAP net income (loss)	$198,839	$(10,655)	$177,868	$(125,488)
Plus: Stock-based compensation expense	71,475	87,488	225,842	270,520
Plus: Amortization of acquired intangible assets	2,250	1,770	5,912	5,549
Plus: Employer payroll tax expense related to employee equity transactions	903	787	3,063	4,433
Plus: Restructuring costs	—	3,040	4,407	15,652
Plus: Charitable donation of Class A common stock	—	—	4,187	6,564
Plus: Change in fair value of contingent consideration	79	—	(198)	—
Less: Release of valuation allowance on deferred tax assets	(184,465)	(24,633)	(184,465)	(24,633)
Tax adjustments to add-backs	(3,912)	2,009	(10,942)	4,191
Non-GAAP net income	$85,169	$59,806	$225,674	$156,788

GAAP net income (loss) per share, basic	$0.37	$(0.02)	$0.33	$(0.22)
GAAP net income (loss) per share, diluted	$0.37	$(0.02)	$0.33	$(0.22)
GAAP weighted average common shares outstanding, basic	532,255	551,036	538,854	562,950
Plus: Dilutive potential common shares from outstanding equity awards	6,763	—	5,864	—
GAAP weighted average common shares outstanding, diluted	539,018	551,036	544,718	562,950

Non-GAAP weighted average common shares outstanding, basic	532,255	551,036	538,854	562,950
Plus: Dilutive potential common shares from outstanding equity awards	6,763	2,906	5,864	7,369
Non-GAAP weighted average common shares outstanding, diluted	539,018	553,942	544,718	570,319
Non-GAAP net income per share, basic	$0.16	$0.11	$0.42	$0.28
Non-GAAP net income per share, diluted	$0.16	$0.11	$0.41	$0.27

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Nine Months Ended October 31,
	2025	2024
GAAP net cash provided by operating activities	$188,860	$174,483
Purchases of property and equipment	(15,996)	(7,531)
Cash paid for employer payroll taxes related to employee equity transactions	3,019	4,435
Net payments of employee tax withholdings on stock option exercises	7	6
Cash paid for restructuring costs	13,616	11,475
Non-GAAP adjusted free cash flow	$189,506	$182,868

Investor Relations Contact
Allise Furlani
Investor.relations@uipath.com
UiPath
Media Contact
PR@uipath.com
UiPath